UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008

AMBAC FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One State Street Plaza, New York, New York 10004

(Address of Principal Executive Offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 1, 2008, Ambac Financial Group, Inc. (“Ambac”) announced that it had settled one of its largest CDO exposures, AA Bespoke, in exchange for a final cash payment of $850 million to its sole counterparty. AA Bespoke is a $1.4 billion transaction that originally comprised AA rated CDO of ABS tranches, most of which have been downgraded to below investment grade since the inception of the transaction.

As of March 31, 2008, Ambac had recorded approximately $1.0 billion of mark-to-market losses, including an impairment loss of $789 million, against this transaction. As a result of the settlement, Ambac expects to record a positive pre-tax adjustment of approximately $150 million to its aggregate mark-to-market. In addition, the stress case losses in the rating agency capital models for this transaction exceeded Ambac’s final payment and, therefore, the settlement will result in an improved excess capital position for Ambac Assurance Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMBAC FINANCIAL GROUP, INC.
(Registrant)

By:	/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Corporate
Secretary and Assistant General Counsel

Dated: August 1, 2008